EXHIBIT 10.4
AMENDMENT #4
TO TRANSITION SERVICES AGREEMENT
THIS AMENDMENT #4 TO THE TRANSITION SERVICES AGREEMENT (the “Amendment”) is effective as of the second date of signature below (the “Amendment #4 Effective Date”), by and among Travelport Inc. (“Travelport”) and Orbitz Worldwide, Inc. (“Orbitz”).
     WHEREAS, Travelport and Orbitz entered into a Transition Services Agreement dated as of July 25, 2007 (the “TSA”) under which each Party and their Subsidiaries agreed to provide certain Services to the other Party; and
     WHEREAS, Travelport and Orbitz have amended the TSA pursuant to prior amendments and now desire to amend the TSA as set forth below.
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agree that the following modifications are made to the TSA:
1.	The term with respect to each Service for maintenance and support of the Oracle application that is described in Section 6 (Applications Support) of Exhibit A-6 is hereby extended until September 30, 2009. The terms applicable to the KBACE Statement of Work set forth in Amendment #3 are similarly extended.
2.	Effective on June 1, 2009, in lieu of the fixed charge of $47,675 per month specified in Exhibit A-6 the TSA, the charge for the extended Services set forth in Section 1 above shall be $1,564 per day.
3.	Effective on January 1, 2009, Exhibit A-5 shall be deleted and replaced with Attachment A hereto.
4.	Orbitz may terminate either Service set forth in Sections 1 and 3 above at any time without penalty by providing advance written notice to Travelport no less than seven days prior to the effective termination date specified in the notice. The termination notice shall be provided in accordance with Section 10.6 (Notices) of the TSA, with an additional copy provided via e-mail to Ed Siragusa of Travelport at ___. Following such a termination notice, Orbitz shall pay the applicable charge up to and including the effective termination date, but not thereafter.
5.	Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TSA, the Separation Agreement, and the schedules and exhibits thereto.
6.	Except as otherwise expressly provided herein, all terms and conditions of the TSA shall continue in full force and effect.
7.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties have executed this Amendment #4 to the Transition Services Agreement to be effective as of the Amendment #4 Effective Date.

Travelport Inc.	Orbitz Worldwide, Inc.

By: /s/ Vincent Ventura	By: /s/ Marsha Williams

Name: Vincent Ventura	Name: Marsha Williams
Title: SVP Tax	Title: SVP & CFO
Date: 6/24/09	Date: June 29, 2009